EXHIBIT B

Directors and Executive Officers of TAFE

 Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of TAFE.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transactions in Common Stock during the past 60 days

Mallika Srinivasan	Chairman	India	Chief Executive	No. 35 Nungambakkam High Road, Chennai 600 034	4,485 (1)	None. (1)

N. Srinivasan	Director	India	Chartered Accountant	T.18/1, Sixth Avenue, Besant Nagar, Chennai 600 090	None.	None.

V. P. Ahuja	Director	India	European Operations	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

R. C. Banka	Executive Director & Deputy CEO	India	Operations	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

P. B. Sampath	Director & Secretary	India	Company Secretary	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

C. R. Dua	Director	India	Lawyer	88 Sundar Nagar, New Delhi 110 060	None.	None.

M. L. S. Rao	Director	India	Operations	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

Gary L. Collar	Director	US	Senior Vice President, General Manager, Asia/Pacific of AGCO	4205 River Green Parkway, Duluth, Georgia, 30096	53,955
Sale of 5,000 shares of Common Stock on February 28, 2014 at a weighted average price of $52.41 per share; acquisition of 12,676 shares of Common Stock on February 10, 2014 pursuant to the Agco Corporation 2006 Long-Term Incentive Plan; receipt of certain rights to acquire shares of Common Stock on January 22, 2014 under the Agco Corporation 2006 Long-Term Incentive Plan. (2)

S. Chandramohan	President & Group CFO	India	Finance	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

G. Hari	President & COO	India	Operations	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

T. R. Kesavan	Chief Operating Officer – Product Strategy & Corporate Relations	India	Product Marketing	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

John Edwin	Sr. Vice President & Chief Officer	India	Manufacturing	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

Rakesh Verma	Executive Vice President (R & D)	India	R & D	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

N. S. Swaminathan	Executive Vice President	India	International Business Unit	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

Muthu Kumar Thanu	Chief Human Resource Officer	India	Human Resources	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

Shobhana Ravi	Chief Information & Learning Officer	India	Infotech	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

S. Ramakrishnan	Chief Information Technology Officer	India	Infotech	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

J. S. Rajkumar	Executive Vice President	India	Exports	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

Cyril Rex Fernando	Sr.Vice President (Sales & Marketing)	India	Sales & Marketing	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

Pradeep Kapoor	Executive Director	India	Operations, Engg Plastics	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

(1)	Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.
(2)	Based on reports on Form 4 filed on behalf of Mr. Collar with the SEC on March 3, 2014, February 12, 2014 and January 23, 2014.

Directors and Executive Officers of TAFE Motors and Tractors

 Set forth below are the (i) name, (ii) title, (iii) country of citizenship, (iv) principal occupation, (v) principal business address, (vi) ownership of Common Stock and (vii) transactions in Common Stock during the past 60 days (if any) of each of the directors and executive officers of TAFE Motors and Tractors.

Name	Title	Country of Citizenship	Principal Occupation	Principal Business Address	Ownership of Common Stock	Transactions in Common Stock during the past 60 days
Mallika Srinivasan	Chairman	India	Chief Executive	No. 35 Nungambakkam High Road, Chennai 600 034	4,485 (1)	None. (1)

N. Srinivasan	Director	India	Chartered Accountant	T.18/1, Sixth Avenue, Besant Nagar, Chennai 600 090	None.	None.

R. C. Banka	Director	India	Operations	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

S. Chandramohan	Director	India	Finance	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

G. Hari	President & COO	India	Tractor Business	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

T. R. Kesavan	Chief Operating Officer – Product Strategy & Corporate Relations	India	Product Marketing	No. 35 Nungambakkam High Road, Chennai 600 034	None.	None.

Anil Sharma	Senior Vice President ― Technical	India	Manufacturing and R&D	Itarana Road, Alwar 301 001	None.	None.

V. P. Arya	Vice President	India	Finance	Plot No. 1, Sector D Industrial Area, Mandideep 462 046	None.	None.

N. Subramanian	Vice President	India	Marketing	Plot No. 1, Sector D Industrial Area, Mandideep 462 046	None.	None.

Alok Mam	Vice President	India	Manufacturing	Plot No. 1, Sector D Industrial Area, Mandideep 462 046	None.	None.

(1)	Does not include holdings of Common Stock of TAFE and TAFE Motors and Tractors, as disclosed in Item 5.